American Skiing Company Restructures Real Estate Loan
                       with Textron Financial Corporation

Agreement eliminates default and will satisfy Steamboat construction obligations

PARK CITY, UTAH - October 2, 2002 -- American Skiing Company (OTC: AESK) announced today that it has signed an agreement with Textron Financial Corporation to resolve loan defaults under its Grand Summit Resort Properties ("GSRP") Construction Loan Facility. The agreement affects $42.6 million in outstanding real estate debt.

"This agreement is a significant milestone in the restructuring of our real estate operations," said. CEO B.J. Fair "Importantly, it allows us to meet our financial obligations to the City of Steamboat Springs for agreed upon Mount Werner Rd. and Transit Center improvements. In addition, it positions us to move ahead with revitalized sales initiatives that will accelerate the sell-down of unsold quartershare inventory and further reduce real estate debt."

The terms of the revised agreement relax mandatory principal amortization requirements and provide added liquidity to support ongoing sales and marketing activities of remaining quartershare units at The Canyons Grand Summit and Steamboat Grand hotels.

GSRP is a subsidiary of American Skiing Company Resort Properties ("ASCRP"), the real estate development subsidiary of American Skiing Company. The Company further reported that it is continuing negotiations with lenders to its senior secured credit facility for ASCRP but has not yet come to an agreement on how this facility will be restructured. The ASCRP senior credit facility, as previously reported, remains in default pending completion of these negotiations. Until the Company makes a public announcement regarding resolution of the defaults we refer investors to disclosures made in the Company's 10-Q filing dated June 12, 2002, on file with the Securities and Exchange Commission.


About American Skiing Company

Headquartered in Park City, Utah, American Skiing Company is one of the largest operators of alpine ski, snowboard and golf resorts in the United States. Its resorts include Killington and Mount Snow in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash Bear Peak in New Hampshire; Steamboat in Colorado; and The Canyons in Utah. More information is available on the Company's Web site, www.peaks.com.

This document contains both historical and forward-looking statements. All statements other than statements of historical facts are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are not based on historical facts, but rather reflect American Skiing Company's current expectations concerning future results and events. Similarly, statements that describe the Company's objectives, plans or goals are or may be forward looking statements. Such forward-looking statements involve a number of risks and uncertainties. American Skiing Company has tried wherever possible to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "intend," "plan," and words and terms similar in substance in connection with any discussion of operating or financial performance. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: the Company's substantial leverage; restrictions on the Company's ability to access sources of capital; changes in regional and national business and economic conditions affecting both American Skiing Company's resort operating and real estate segments; adverse weather conditions; failure to renew or refinance existing financial liabilities and obligations or attain new outside financing; failure to successfully restructure or refinance real estate credit facilities; and other factors listed from time-to-time in American Skiing Company's documents filed by the Company with the Securities Exchange Commission. The forward looking statements included in this document are made only as of the date of this document and under section 27A of the Securities Act and section 21E of the Exchange Act, American Skiing Company does not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.